POWER OF ATTORNEY
Exhibit 24

Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints each of LYNN JOYCE, JEFF WINDHAM, JEFF SHANKS, MICHAEL
D. WATERS, CLINTON H. SMITH, AND JENESE BECKSTROM, or any of them acting individually, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the Reporting Person and in the Reporting Person's name, place and stead, in any and all capacities, to:

     1.	Prepare, execute, and submit to the Securities and Exchange Commission
("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain or renew codes and passwords enabling the Reporting Person to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

     2.	Prepare, execute, and submit to the SEC, Southern States Bancshares,
Inc. (the "Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the Reporting Person is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

     3.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such items and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion.

The Reporting Person hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. The Reporting Person acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Sections 13 or 16 of the Exchange Act of 1934 or Rule 144.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4, 5, Schedules 13D and 13G, or Form 144 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing Attorneys-in-Fact.


Date: February 16, 2023	                         /s/ Jonathan Hinton


                                                     Jonathan Hinton